Exhibit 10.3
NOTICE OF AWARD OF
STOCK-SETTLED RESTRICTED STOCK UNITS
(WITH DIVIDEND EQUIVALENTS)

Pursuant to the Synchrony Financial 2024 Long-Term Incentive Plan (the “Plan”), you have been awarded (this “Award”) restricted stock units (“RSUs”), each of which entitles you to receive one share of common stock (each, a “Share”) of Synchrony Financial (“Synchrony”), subject to the terms and conditions set forth in (A) the Plan, (B) this Notice, (C) the attached “Restricted Stock Unit Terms and Conditions” (the “Terms and Conditions”), and (D) the information available on the website (the “Administrator Website”) maintained by the administrator of the Plan for these purposes.
The Administrator Website identifies, among other things, (i) the number of RSUs granted pursuant to this Award and (ii) the effective date of this Award. As described in more detail in the Terms and Conditions, the RSUs will be settled in Shares, and the RSUs include dividend equivalents.
The Terms and Conditions describe the vesting conditions applicable to the RSUs and other important information relating to your Award.
You must log into your account on the Administrator Website prior to the date your Award first vests to view additional information about your Award and to accept your Award. If you do not accept your Award prior to the date your Award first vests (or prior to the date your employment terminates for any reason, if earlier), your Award will be forfeited. Although Synchrony has completed the steps necessary to grant you this Award, you cannot receive any Shares or payments under the Award unless you accept the Award before the deadline.
By your acceptance of this Award, you acknowledge and agree that this Award is governed by the Terms and Conditions attached hereto and the Plan, which is available on the Administrator Website. You acknowledge that you have read and understand these documents as they apply to your Award.
Please be sure to log into your account and accept your Award to avoid the risk that your Award will be forfeited for non-acceptance.
SYNCHRONY FINANCIAL

SYNCHRONY FINANCIAL
2024 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT

TERMS AND CONDITIONS

1.Award of RSUs. Pursuant to the Synchrony Financial 2024 Long-Term Incentive Plan (the “Plan”), Synchrony Financial (“Synchrony”) has awarded (the “Award”) to the employee Restricted Stock Units (“RSUs”), subject to the terms and conditions set forth herein (the “Terms and Conditions”) and in the Plan.
2.Definitions and Coordination with the Plan. Capitalized terms used but not defined herein shall have the meanings assigned to them in Exhibit A hereto or, if not so assigned in Exhibit A, the meanings assigned in the Plan. In the event of any inconsistency between the Plan and the Terms and Conditions, the terms in the Plan shall control unless the Terms and Conditions specifically provide otherwise. References herein to employment with Synchrony shall include employment with any Affiliate of Synchrony.
3.Information on the Administrator Website. The following information applicable to the Award is set forth on the employee’s account on the website maintained by the administrator of the Plan (the “Administrator”) in connection with the Plan:
(a)The number of RSUs; and
(b)The effective date of the Award (the “Award Date”).
4.Vesting.
(a)General. Subject to the Terms and Conditions, and except as otherwise set forth below in this Section 4, the RSUs will vest, and the Period of Restriction applicable to the RSUs will end, [______] (the “Vesting Date[s]”) provided that the employee has remained continuously employed by Synchrony through [each] such Vesting Date[s].
(b)Effect of Termination of Employment. If the employee’s employment with Synchrony ends for any reason before the end of the Period of Restriction, the employee shall immediately forfeit all [then unvested] RSUs (and, as a result, shall forfeit all Shares and cash that may otherwise have been delivered or paid pursuant to such RSUs), subject to the following:
(i)Involuntary Termination.
(A)If the employee’s employment is terminated by Synchrony without Cause on or after the first (1st) anniversary of the Award Date, and the employee has less than twenty (20) Years of Continuous Service as of such termination, then (i) 50% of the remaining unvested RSUs shall
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immediately be forfeited and (ii) the other 50% of the remaining unvested RSUs shall remain outstanding following such Termination of Employment and shall vest in equal portions on each of the subsequent Vesting Dates.
(B)If the employee’s employment is terminated by Synchrony without Cause on or after the first (1st) anniversary of the Award Date, and the employee has twenty (20) or more Years of Continuous Service, any unvested RSUs shall remain outstanding following such Termination of Employment and shall continue to vest in accordance with the vesting schedule provided in Section 4(a).
(ii)Retirement. If the employee’s employment with Synchrony terminates (other than for Cause) on or after the first (1st) anniversary of the Award Date and after the employee is eligible for Retirement, the RSUs shall remain outstanding following such Termination of Employment and the Period of Restriction for the RSU’s shall end upon the Vesting Date.
(iii)Disability or Death. If the employee’s employment with Synchrony terminates due to Disability or death, the Period of Restriction for the RSUs shall end immediately. The amount payable (or Shares deliverable) for RSUs shall not be adjusted for any delay caused by time needed to validate the employee’s status as Disabled or dead, or to authenticate a beneficiary.
(iv)Termination following Change in Control. If, in the event of a Change in Control, Synchrony (or the successor to Synchrony) assumes the RSUs or substitutes a replacement award for the RSUs, as determined by the Committee pursuant to Section 5(b) of the Plan, and during the twenty-four (24) month period after such Change in Control, the employee’s employment is terminated by Synchrony (or the successor to Synchrony) without Cause or the employee terminates their employment for Good Reason, the Period of Restriction for the RSUs shall end immediately upon such Termination of Employment and the RSUs shall be fully vested, non-forfeitable and payable.
(c)Change in Control. If, in the event of a Change in Control, Synchrony (or a successor to Synchrony) fails to assume or substitute a replacement award for the RSUs, as determined by the Committee pursuant to Section 5(b) of the Plan, then the treatment of the RSUs shall be governed by Section 5(b)(ii) of the Plan.
(d)Waiver and Release. The right of an employee or their estate to vest in any portion of the Award or to receive any payment with respect to an RSU in any circumstance other than in connection with their continuous employment through the Vesting Date shall be subject to the employee or their estate timely executing within forty-five (45) days following the employee’s Termination of Employment a waiver and release in a form provided by Synchrony (the “Release”), and not revoking such release.
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5.Settlement of RSUs. Upon the end of the Period of Restriction, Synchrony will issue to the employee the number of Shares for which the applicable Period of Restriction has ended, less the number of Shares needed to satisfy required tax withholding. Except as otherwise provided in Section 4 or 15, such Shares shall be delivered within thirty (30) days after the Period of Restriction ends. Shares may be issued in the form of a stock certificate or a notification to the employee that the Shares are held in a book-entry account on the employee’s behalf. The employee shall have no rights as a shareholder of Synchrony unless and until a certificate for the Shares has been issued to the employee or the employee has been notified that the Shares are held in a book-entry account on the employee’s behalf.
6.[Restrictive Covenants.
(a)Non-Competition. The employee will not, (i) while the employee is employed by Synchrony, (ii) and, if the employee is located outside of the State of California, during the twelve (12) month period following a termination of the employee’s employment with Synchrony:
(i)directly or indirectly enter into an employment or contractual relationship to provide services similar to those the employee provided for Synchrony to any business or entity that is the same as, substantially similar to or competitive with Synchrony’s Business. For the purposes of this Section, “Synchrony’s Business” means the United States consumer credit industry;
(ii)promote or assist, financially or otherwise, any firm, corporation or other entity engaged in any business which competes with Synchrony’s Business; or
(iii)directly or indirectly solicit or endeavor to solicit or gain the business of, canvas or interfere with the relationship of Synchrony or its Affiliates with any person that:
(A)    is a customer of Synchrony or its Affiliates while the employee is employed by Synchrony or on the date that the employee ceases to be an employee of Synchrony;
(B)    was a customer of Synchrony or its Affiliates at any time within twelve (12) months prior to the date the employee ceases to be employed by Synchrony; or
(C)    has been pursued as a prospective customer by or on behalf of Synchrony or its Affiliates at any time within twelve (12) months prior to the date the employee ceases to be employed by Synchrony and in respect of whom Synchrony and its Affiliates have not determined to cease all such pursuit;
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◦in each case with respect to Sections 6(a)(iii)(A) – (C), provided that the employee either had contact with such customer or prospective customer at any time during the twenty-four (24) month period prior to the effective termination date of the employee’s employment with Synchrony or had obtained Confidential Information concerning such customer or prospective customer;
(iv)Nothing herein shall prohibit the employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the employee has no active participation in the business of such corporation. Notwithstanding the foregoing, the post-employment provisions of this Section 6(a) will not apply to the employee if they provide services primarily in the state of California or any other state that prohibits the application of such provisions. In addition, to the extent that any provision of this Section 6(a) is not enforceable for any reason, including, but not limited to, employee’s primarily providing services in a state where such provisions are prohibited by law, such provision shall be deemed modified or limited so that, as modified or limited, such provision may be enforced to the fullest extent possible. If one or more of the provisions of this Terms and Conditions is invalidated for any reason by a tribunal of competent jurisdiction (after any appropriate modification or limitation pursuant to the foregoing sentence), any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
(b)Non-Solicitation. The employee will not, without the prior consent of Synchrony, directly or indirectly, at any time during employment and, if employee is located outside of the State of California and any other state that prohibits the post-employment application of such provisions, for a period of twelve (12) months following the termination of employee’s employment, for whatever reason, either individually, or in partnership, or jointly, or in conjunction with any person as principal, agent, employee or shareholder (other than a holding of shares listed on a United States stock exchange that does not exceed 5% of the outstanding shares so listed) or in any other manner whatsoever on the employee’s own behalf or on behalf of any third party:
(i)induce or endeavor to induce any other employee of Synchrony to leave their employment with Synchrony; or
(ii)employ or attempt to employ or assist any person to employ any employee of Synchrony.
(c)Non-Disclosure. The employee specifically acknowledges that any Confidential Information of Synchrony or its suppliers, customers or clients, whether reduced to writing, maintained on any form of electronic media or maintained in the employee’s mind or memory, and whether compiled by the employee or Synchrony, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use; that reasonable efforts have been made by
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Synchrony to maintain the secrecy of such information; that such information is the sole property of Synchrony or its suppliers, customers or clients; and that any retention, use or disclosure of such information by the employee during their employment (except in the course of performing their duties and obligations of employment with Synchrony) or after termination thereof, shall constitute a misappropriation of the trade secrets of Synchrony or its suppliers, customers or clients. This Section 6(c) and all other provisions of this Terms and Conditions shall not be applied to limit or interfere with any employee’s right, without notice to or authorization of Synchrony, to communicate and cooperate in good faith with a Government Agency for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Agency, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Agency. For purposes of this Terms and Conditions, “Government Agency” means the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal, state or local governmental agency or commission. Additionally, no employee will be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (c) in court proceedings if the employee files a lawsuit for retaliation by an employer for reporting a suspected violation of law, or to the employee’s attorney in such lawsuit, provided that the employee must file any document containing the trade secret under seal, and the employee may not disclose the trade secret, except pursuant to court order. However, employees are not authorized to make any disclosures as to which Synchrony may assert protections from disclosure under the attorney-client privilege or the attorney work product doctrine without prior written consent of Synchrony’s General Counsel or another authorized officer designated by Synchrony. Nothing herein is intended to interfere with employee’s rights under the National Labor Relations Act.
(d)Relief. Any breach of the provisions in this Section by the employee will result in material and irreparable harm to Synchrony and its Affiliates although it may be difficult for Synchrony or its Affiliates to establish the monetary value flowing from such harm. The employee therefore agrees that Synchrony and its Affiliates, in addition to being entitled to the monetary damages that flow from the breach, will be entitled to seek injunctive relief in a court of appropriate jurisdiction in the event of any breach or threatened breach by the employee of any of the provisions of this Section. In addition, Synchrony and its Affiliates will be relieved of any further obligations to make any payments to the employee or provide the employee with any benefits, except those that are required by law, in the event of a breach by the employee of any of the provisions of this Section. Any rights of the employee to receive any Shares or cash payment in respect of the RSUs shall be forfeited effective as of the date the employee enters into an activity resulting in a breach of the provisions in this Section, and the employee will be required to repay Synchrony an amount (in Shares or cash) received in respect of RSUs by or on behalf of the employee during the period beginning twelve (12) months prior to the earlier of (i)
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the employee’s Termination of Employment and (ii) the date the employee engages in such activity, or at any time after such date.
(e)Confirmation. The employee confirms that all restrictions in this Section are separate and distinct and reasonable, and the employee waives all defenses to the strict enforcement thereof. The employee also acknowledges that:
(i)the reputation of Synchrony and its Affiliates in the financial services industry and its relationship with its customers and clients are a result of hard work, diligence and perseverance on behalf of Synchrony and its Affiliates; and
(ii)the nature of the business of Synchrony and its Affiliates is such that the ongoing relationship between Synchrony and its Affiliates and its customers and clients is material and has a significant effect on the ability of Synchrony and its Affiliates to continue to obtain business from its customers and clients with respect to both long-term and new projects.
(f)Informing Prospective Employers. The employee will inform any prospective employers of the existence of these Terms and Conditions and of the employee’s obligations under this Section.]
7.Recoupment Provisions. Notwithstanding anything in the Plan or these Terms and Conditions to the contrary, (a) the employee and this Award shall be subject to the written policies, rules or procedures of the Board (or subcommittee thereof) or Synchrony in effect as of the Award Date (or which may be adopted or amended after the Award Date to comply with applicable law), as well as laws and regulations applicable to employees or executives of Synchrony and its Affiliates, including without limitation any written policy, rule or procedure relating to recoupment or “clawback” of compensation (including, without limiting the generality of the foregoing, Synchrony’s Incentive-Based Compensation Recovery Policy and the Management Development and Compensation Committee Key Practices approved by the Management Development and Compensation Committee of the Board), and (b) if Synchrony and/or any of its Affiliates become aware at any time (including after the termination of the employee’s employment) that, during the employee’s employment with Synchrony or any of its Affiliates, there was an event or circumstance that would have been grounds for termination of the employee’s employment for Cause, any rights of the employee to receive any Shares or cash payment in respect of the RSUs shall be forfeited and the employee will be required to repay Synchrony an amount (in Shares or cash) received in respect of the RSUs by or on behalf of the employee. The provisions of this Section are in addition to and not in lieu of any other remedies available to Synchrony and/or any of its Affiliates in the event the employee violates any written policies, rules or procedures of the Board (or subcommittee thereof) or Synchrony, or any laws or regulations.
8.Alteration. The Company may amend the provisions of this Award at any time, subject to the terms of Section 8(b) of the Plan; provided that an amendment that would
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adversely affect the employee’s rights under this Award shall be subject to the written consent of the employee.
9.Adjustments. The number and type of Shares underlying any RSUs awarded to the employee hereunder shall be subject to adjustment pursuant to Section 4(b) of the Plan.
10.No Right to Employment. Nothing in these Terms and Conditions constitutes an employment contract or gives the employee the right to continue in the employment of Synchrony, or affect any right that Synchrony may have to terminate the employment of the employee.
11.Dispute Resolution. The parties will settle any dispute, controversy or claim arising out of or related to the Plan, the Award or the Terms and Conditions in accordance with the terms of any then effective Synchrony alternative dispute resolution program, to the extent such dispute, controversy or claim is covered by such program.
12.Non-Assignability. Neither this Award nor the RSUs granted hereunder may be assigned or transferred by the employee, except to the extent expressly permitted by the Plan. Tax withholding with respect to any RSU that is transferred or assigned shall be determined by Synchrony in accordance with applicable law (which may require the employee to pay taxes with respect to a transferred RSU). Any Shares issued under an RSU, once issued to the employee, shall be freely transferable.
13.Rights as a Stockholder. The employee shall not be entitled to any privileges of ownership with respect to the Shares subject to the RSUs unless and until, and only to the extent, such Shares become vested pursuant to Section 4 hereof and the employee becomes a stockholder of record with respect to such shares.
14.Dividend Equivalents. The employee shall be eligible to receive an amount equal to any cash dividend declared with respect to the number of Shares represented by RSUs, but only to the extent that the RSUs have not been issued as Shares, converted to a cash payment amount or were terminated or forfeited before the record date for such dividend. Dividend equivalents shall be reinvested in additional RSUs (i.e., the cash dividends will be converted into the right to receive additional Shares, based on the Fair Market Value of a Share on the date the applicable dividend is paid to holders of Shares) and shall be subject to the same Terms and Conditions as the Award (including Section 4). The dividend equivalents shall be reduced by the amount of any required tax withholding.
15.Withholding Taxes. All payments and delivery of Shares in respect of the RSUs shall be subject to required tax or other withholding or garnishment obligations, if any. Synchrony shall be authorized to withhold cash or Shares (as applicable) from any payment due or transfer the amount of withholding taxes due in respect of the Award or any payment or transfer under the Award or the Plan to satisfy statutory withholding obligations for the payment of such taxes. The employee shall pay to or reimburse Synchrony for any federal, state, local or foreign taxes required to be withheld and paid over by it, at such time and upon such terms and conditions as Synchrony may prescribe before Synchrony shall be required to deliver any Shares.
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16.Personal Data. By accepting the Award, the employee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The employee is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the employee’s ability to participate in the Plan. Synchrony, its Affiliates and/or the employee’s employer hold certain personal information about the employee, including the employee’s name, home address and telephone number, date of birth, social security number or other employee or national identification number, salary, nationality, job title, any Shares or directorships held in Synchrony, details of all RSUs, any entitlement to cash payments (the value of which is based on the value of shares) or any entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the employee’s favor, for the purpose of managing and administering the Plan (“Data”). Synchrony and/or its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the employee’s participation in the Plan, and Synchrony and/or any of its Affiliates may each further transfer Data to any third parties assisting Synchrony in the implementation, administration and management of the Plan. These recipients may be located throughout the world. The employee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan. The employee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting Synchrony; however, withdrawing consent may affect the employee’s ability to participate in the Plan.
17.Section 409A. Amounts payable, and Shares deliverable, pursuant to RSUs are intended to be exempt from Section 409A of the Code to the maximum extent possible pursuant to a short-term deferral described in Treasury Regulation §1.409A-1(b)(4), and the Plan and the Terms and Conditions shall be interpreted and construed consistently with such intent. To the extent any amount payable, or Shares deliverable, pursuant to this Award constitutes nonqualified deferred compensation within the meaning of, and subject to, Section 409A of the Code, then, with respect to such portion of this Award, (a) the Plan and this Terms and Conditions are intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent, (b) all references in the Plan and this Terms and Conditions to the employee’s” termination of employment” shall mean the employee’s ”separation from service” within the meaning of Section 409A of the Code and Treasury regulations promulgated thereunder, (c) any such payments or delivery of Shares which is conditioned upon the employee’s execution of the Release and which is to be paid during a designated period that begins in one taxable year and ends in a second taxable year shall be paid in the second taxable year, and (d) notwithstanding anything in the Plan or this Terms and Conditions to the contrary, any amount that is payable upon the employee’s Termination of Employment that would be payable prior to the six-month anniversary of such Termination of Employment shall, to the extent necessary to comply with Section 409A of the Code, be delayed until the end of the “Delay Period” (as such term is utilized in Section 9(m) of the Plan). In the event that the Award or the Terms and Conditions would subject the employee to taxes under Section 409A of the Code (“409A Penalties”), the Award and the Terms and Conditions shall not be given effect to the extent it causes such 409A Penalties and the related provisions of the Plan
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and/or the Terms and Conditions will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code, in each case without the consent of or notice to the employee; provided that in no event shall Synchrony or any of its Affiliates be responsible for any 409A Penalties that arise in connection with any amounts payable under the Plan or this Terms and Conditions.
18.Investment Representation. The employee hereby covenants that (a) any sale of any Share acquired upon the vesting of the RSUs shall be made either pursuant to an effective registration statement under the Securities Act, and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the employee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which Synchrony shall in its sole discretion deem necessary or advisable.
19.Compliance with Applicable Law. The RSUs are subject to the condition that if the listing, registration or qualification of the Shares subject to the RSUs upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the Shares subject to the RSUs shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to Synchrony. Synchrony agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
20.Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the RSUs. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or these Terms and Conditions shall be final, binding and conclusive.
21.Successors. These Terms and Conditions shall be binding upon and inure to the benefit of any successor or successors of Synchrony and any person or persons who shall, upon the death of the employee, acquire any rights hereunder in accordance with these Terms and Conditions or the Plan.
22.Entire Agreement. These Terms and Conditions and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of Synchrony and the employee with respect to the subject matter hereof.
23.Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to Synchrony, to Synchrony Financial, Attn: Corporate Secretary, 777 Long Ridge Road, Stamford, Connecticut 06902, and if to the employee, to the last known mailing address of the employee contained in Synchrony’s records. All notices, requests or other communications provided for in these Terms and Conditions shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by
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mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to Synchrony is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of Synchrony.
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EXHIBIT A
DEFINITIONS
“Break in Service”
“Break in Service” shall mean a period during which an individual who was previously an employee or consultant of Synchrony is no longer an employee or consultant, as determined by the Committee.
“Confidential Information”
“Confidential Information” shall mean information and data concerning Synchrony, any Affiliates, the business of Synchrony and its Affiliates, the customers, suppliers and clients of Synchrony and its Affiliates and all technical information relating to such business, including, without limitation, information related to know-how, trade secrets, processes, reports, manuals, purchases, sales, customers, customer lists, confidential information, financial and marketing data, business plans and the strategic direction of Synchrony and its Affiliates.
It is understood that “Confidential Information” does not include any of the following:
(a)information that is or becomes generally available to the public through no act or omission on the part of the employee. Information shall be deemed part of the public domain solely to the extent that it is generally known to the public, is found in any one public source or is readily ascertainable from a public domain source or sources or from other publicly available information; or
(b)information that the employee receives from a third party who is free to make such disclosure without breach of any contractual or other legal obligation.
“Disability”
“Disability” shall mean an incapacity, disability or other condition that entitles the employee to long-term disability benefits under the long-term disability benefit plan or arrangement applicable to Synchrony’s employees, as determined by the administrator of such plan or arrangement. An individual shall not be considered disabled unless the employee furnishes proof of the existence thereof. Synchrony may require the existence or non-existence of a disability to be determined by a physician whose selection is mutually agreed upon by the employee (or their representatives) and Synchrony.

“Period of Restriction”
The “Period of Restriction” means, for any RSU, the period prior to the date on which such RSU vests and the employee becomes entitled to a Share in respect thereof. The Period of Restriction shall not be deemed to have ended solely because the employee becomes eligible for Retirement.
“Retirement”
The employee is eligible for “Retirement” if the employee has attained age sixty (60) and has three (3) Years of Continuous Service.
“Securities Act”
The Securities Act of 1933, as amended.
“Termination of Employment”
“Termination of Employment” shall mean “separation from service” within the meaning of Section 409A of the Code.
“Years of Continuous Service”
“Years of Continuous Service” means the number of years during which an individual has been deemed to be an employee of Synchrony (which shall include periods during which such individual was employed by General Electric Company and its affiliates) according to its payroll or other systems of record, as determined by the Committee, which shall include, in the event of a Break in Service of less than three (3) consecutive years, such employee’s service to Synchrony prior to such Break in Service.